Exhibit 10.1

ADVISORY AGREEMENT

This Advisory Agreement (this “Agreement”) is effective as of April 15, 2022 (the “Effective Date”), by and among Gemini Therapeutics Sub, Inc., a Delaware corporation, (the “Company”), Samuel Barone MD, Inc., a Florida corporation (the “Advisor”), and Sam Barone, M.D., in his individual capacity.

The Company desires to retain the services of the Advisor and the Advisor desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Services.

During the Term (as defined below) of this Agreement, the Advisor shall provide services to the Company in exchange for certain consideration, as described below.

1.1 Advisor’s Services. The Advisor agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including, but not limited to, the services specified on Exhibit A (the “Services”). The Advisor agrees to perform the Services on an as-needed basis, as requested by the Company, at such times and places as are mutually agreed upon by the Company and the Advisor. The Advisor shall use its best efforts, business judgment, and skill in rendering the Services. Advisor acknowledges and agrees that the Company is entering into this Agreement to retain Dr. Barone to perform the Services personally; therefore, Advisor shall not delegate the performance of the Services to other individuals without the written consent of the Company.

1.2 Consideration. As full compensation for the Advisor’s Services provided under this Agreement, the Company shall pay the Advisor as set forth on Exhibit B. In addition, for the sake of clarity, and notwithstanding anything to the contrary in Section 2(a) of the Retention Agreement (as defined below), the Advisor’s outstanding stock options and other stock-based awards subject to vesting shall continue to vest during the Term (as defined below) in accordance with the time limits and subject to the terms and conditions of the applicable equity award agreements and equity plan (the “Equity Documents”).

1.3 Conflicts. Advisor represents and warrants that there exist no actual or potential conflicts of interest concerning the Services to be performed under this Agreement, and that if any potential conflicts of interest arise during the Term, the Advisor shall advise the Company immediately. All Services and related documentation in connection with this Agreement shall be kept completely separate from the Advisor’s other consulting, employment or research activities (as applicable). Advisor will not use the funding, resources and facilities of any other third party, without the prior written consent of the Company, to perform Services hereunder.

1.4 Expenses. If the Advisor is requested to travel on behalf of the Company, all necessary, reasonable, and documented out-of-pocket expenditures incurred by the Advisor for travel shall be reimbursed by the Company. All such expenses shall be subject to pre-approval by the Company. The Company shall reimburse the Advisor’s properly incurred expenses within thirty (30) days of receipt of the invoice with supporting documentation.

1.5 Independent Contractor Status. In providing the Services, the Advisor is acting in the capacity of an independent contractor and not as an employee or agent of the Company. The Advisor has no authority to enter into contracts that bind the Company or to create obligations on the part of the Company. Neither the Advisor nor the Advisor’s employees or agents, if any, shall be entitled to participate in the Company’s employee benefits programs.

1.6 Taxes; Benefits. The Advisor shall have full responsibility for applicable taxes for all compensation paid to the Advisor under this Agreement. To the extent that Advisor engages any employees or agents, Advisor shall be solely responsible for compliance with all applicable labor and employment laws and regulations.

1.7 Legal Compliance. The Advisor shall comply with all laws, rules, and regulations applicable to its activities in performing the Services.

2. Term and Termination.

2.1 Term. Unless terminated earlier as provided in this Agreement, or extended by the written agreement of both the Company and the Advisor, the term of this Agreement shall commence on the Effective Date and continue until June 30, 2022 (the “Term”).

2.2 Termination. This Agreement may be terminated by either party fifteen (15) days after written notice to the other of intent to terminate. Notwithstanding the foregoing, the Company may immediately terminate this Agreement at any time if the Advisor breaches or threatens to breach any provision of this Agreement. Upon any early termination, the Advisor shall be paid within thirty (30) days of such termination for any portion of the Services provided and for any expenses properly incurred pursuant to Section 1.4 prior to such early termination.

3. Confidentiality.

3.1 Existing Obligations. The Advisor acknowledges and agrees that Dr. Barone has existing obligations to the Company, as set forth in the Retention Agreement, by and between Dr. Barone and Gemini Therapeutics, Inc. (“Gemini”), dated October 4, 2021 (the “Retention Agreement”), and any other confidentiality, assignment of inventions or other restrictive covenant agreement or obligation entered into by Dr. Barone and Gemini and/or the Company (collectively with the terms and conditions set forth in the Retention Agreement and the obligations referred to herein, the “Existing Obligations”). The Advisor further acknowledges its relationship as an Advisor to the Company is one of high trust and confidence and in the course of performing the Services, Advisor will continue to have access to and contract with Proprietary Information (as defined in the Retention Agreement). Accordingly, the Advisor acknowledges and agrees that the Existing Obligations shall apply to its engagement hereunder and the Services provided pursuant to this Agreement.

3.2 Return of Property. Upon expiration or termination of this Agreement or at any other time upon request by the Company, the Advisor shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, drawings, plans, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the Company and any other Company property in Advisor’s possession, including the Company-owned laptop.

3.3 Notice Pursuant to Defend Trade Secrets Act. Notwithstanding any provision of this Agreement prohibiting the disclosure of trade secrets or other Proprietary Information, Advisor may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

3.4 Third Party Agreements. The Advisor acknowledges that the Company from time to time may have agreements with other persons or with U.S. federal, state, or local government bodies, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Advisor agrees to be bound by all such obligations and restrictions that are known to Advisor and to take all action necessary to discharge the obligations of the Company under such agreements.

3.5 Destruction of Proprietary Information. If the Company issues a written request to the Advisor to destroy all Proprietary Information in the Advisor’s possession, then within ten (10) days of such written request, the Advisor shall destroy all such Proprietary Information and shall certify in writing to the Company that such destruction has occurred.

4. Inventions and Company Intellectual Property.

4.1 All inventions, discoveries, data, technology, designs, creations, deliverables, documents, information, formulations, products, ideas, trade secrets, know-how, materials, processes, research, innovations and improvements (whether or not patentable, whether or not copyrightable, and whether or not registrable as a trademark or service mark), including all intellectual property rights therein, which are made, conceived, reduced to practice, created, written, designed or developed by the Advisor, solely or jointly with others and whether during normal business hours or otherwise, that (i) are related to the Company, (ii) arising from or related to the performance of Services, or (iii) resulting or derived from Proprietary Information (collectively under clauses (i) through (iii), “Inventions”), shall be the sole property of the Company and shall be considered “works made for hire” within the meaning of the United States Copyright Act. The Company shall be the exclusive owner of all worldwide right, title and interest in and to such Inventions, including, but not limited to, all proprietary and intellectual property rights therein. To the extent any Invention may for any reason not be deemed a work made for hire, or to the extent any right, title or interest in or to such Invention, or any part thereof, may not by operation of law vest in the Company, then the Advisor hereby irrevocably assigns all right, title and interest worldwide in and to all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, to the Company and appoints any officer of the Company as the Advisor’s duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. The Advisor hereby waives all claims to moral rights in any Invention.

4.2 The Advisor agrees that if, in the course of performing the Services, the Advisor incorporates or intends to incorporate into any Invention developed under this Agreement any preexisting invention, improvement, development, concept, discovery or other proprietary information owned by the Advisor or in which the Advisor has an interest (“Prior Inventions”), (i) the Advisor will inform the Company, in writing before incorporating such Prior Inventions into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. The Advisor will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without the Company’s prior written permission.

4.3 Upon the request of the Company and at the Company’s expense, the Advisor shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

4.4 The Advisor shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches,

drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

5. Other Obligations; Indemnification and Liabilities.

5.1 Other Obligations. The Advisor represents that the Advisor’s retention as an Advisor with the Company and the Advisor’s performance under this Agreement does not, and shall not, breach any agreement that obligates the Advisor to keep in confidence any trade secrets or confidential or proprietary information of the Advisor or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Advisor shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party. The Advisor represents and warrants that the Advisor will not incorporate into any deliverables provided to the Company any intellectual property that belongs to a third party, or otherwise use any intellectual property belonging to a third party in connection with providing the Services hereunder, in either case without the express, prior written approval of the Company.

6. Miscellaneous.

6.1 Entire Agreement. This Agreement, along with any exhibits to this Agreement, constitutes the entire agreement between the Company and the Advisor, and supersedes all previous oral or written agreements, regarding the Services to be provided to the Company by the Advisor; provided, however, this Agreement does not in any way merge with or supersede the Existing Obligations or other provisions of the Retention Agreement (including, without limitation, the surviving provisions of the Employment Agreement (as defined in the Retention Agreement) as set forth in the Retention Agreement) or the Equity Documents.

6.2 Remedies. The Advisor acknowledges that any breach of the provisions of Section 3 or Section 4 of this Agreement shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Advisor agrees, therefore, that, in addition to any other remedy it may have at law or in equity, the Company shall be entitled to enforce the specific performance of this Agreement by the Advisor and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting security therefor.

6.3 Amendment and Waiver. Any term of this Agreement may be amended or waived only by a writing that specifically references this Agreement and that is executed by both parties. The failure to enforce any provision of this Agreement by a party shall not constitute a waiver of any term hereof by that party.

6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its body of law controlling conflict of laws. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in Boston, Massachusetts and the parties irrevocably consent to the personal jurisdiction and venue therein.

6.5 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Advisor are personal and shall not be assigned by the Advisor without the prior written consent of the Company.

6.6 Use of Other Names. Except as required by law, before either party uses the name of the other party or refers to the existence or terms of this Agreement in any publication or other public disclosure, it shall obtain prior written permission from the other party.

6.7 Notices. Any notices required or permitted hereunder shall be in writing and given to the appropriate party at the address specified above, or at such other address or addresses as either party shall designate to the other in accordance with this Section. A notice shall be deemed given upon personal delivery to the appropriate address, one business day after the date of transmission if sent by facsimile or electronic transmission (with confirmation of transmission), or one business day after the date of shipping if sent by an internationally recognized overnight courier. Any party may change its address for notification purposes, without amending this Agreement, upon advance written notice to the other party delivered in accordance with this paragraph.

6.8 Severability. If any provisions of this Agreement are held to be unenforceable under applicable law by a court of competent jurisdiction, the parties agree to renegotiate on a good faith basis the unenforceable provision. If the parties cannot reach a mutually agreeable and enforceable replacement for the unenforceable provision, then the unenforceable provision shall be severed and all remaining provisions shall continue in full force and effect.

6.9 Survival. Sections 1.6, 3, 4, 5, and 6 of this Agreement shall survive the expiration or termination of this Agreement.

6.10 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

6.11 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. This Agreement may be executed via facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year set forth above.

Gemini THERAPEUTICS SUB, Inc. SAMUEL BARONE M.D., INC.

By: _/s/ Brian Piekos___________________ _/s/ Samuel Barone_____________________

Name: Brian Piekos Name: Samuel Barone, M.D.

Title: Chief Financial Officer Title: President

Acknowledged and Agreed:

_/s/ Samuel Barone____________________

Samuel Barone, M.D.

Exhibit A

Services

The Advisor shall provide the following Services:

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Provide advisory services with respect to clinical operations;
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Provide ad-hoc, on demand support to Executive Team and the Board of Directors.

Exhibit B

Advisory Fees

As compensation for Services described in Exhibit A, the Company will pay the Advisor a retainer fee equal to $5,000 per month for up to ten (10) hours of Services per month (the “Retainer Hours”); provided, that for any Services provided in excess of such Retainer Hours, the Company will pay the Advisor at the rate of $400 per hour.

The Advisor shall maintain a detailed accounting of hours worked and the Advisor shall invoice the Company once per each thirty (30)-day period beginning with the effective date for services provided. Compensation for invoiced services shall be payable by the Company within thirty (30) days of receipt of said invoice and supporting documentation.